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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2001	(November 5, 2001)
Date of Report	(Date of earliest event reported):

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

501 Kansas Avenue
Kansas City, KS 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

Item 5.  Other Events

  Company Declares Stock Dividend

    On November 6, 2001, the Company announced that its Board of Directors had approved a 3 for 2 stock split effected in the form of a 50% stock dividend, payable November 30, 2001 to holders of record as of November 16, 2001. The Company will pay cash to shareholders in lieu of fractional shares.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: November 6, 2001	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

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SIGNATURES